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                                                                    Exhibit 4

                          RENAISSANCE HOTEL GROUP N.V.

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

  1.  PURPOSE; DEFINITIONS.

            (a) PURPOSE. The purpose of the Renaissance Hotel Group N.V. 1995 Stock Option Plan (the "Plan") is to attract, retain and motivate officers, key employees, consultants and directors of Renaissance Hotel Group N.V. (the "Company"), or a Subsidiary, by giving them the opportunity to acquire Stock ownership in the Company. Options granted under the Plan will be either Incentive Stock Options or Nonqualified Stock Options.

            (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

                   (i) "Administrator" means the committee referred to in
      Section 4 or the Board in its capacity as administrator of the Plan in accordance with Section 4.

                   (ii) "Board" means the Board of managing Directors of the Company.

                   (iii) "Cause" means (A) the conviction of a felony involving moral turpitude; or (B) willful gross neglect or willful gross misconduct resulting in serious economic harm to the Company or its Subsidiaries.

                   (iv) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                   (v) "Commission" means the United States Securities and Exchange Commission, and any successor agency.

                   (vi) "Independent Director" has the meaning set forth in the Company's initial public offering prospectus.

                   (vii) "Effective Date" has the meaning set forth in Section
      2.

                   (viii) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                   (ix) "Grant Date" means the date of grant of any Option.

                   (x) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of
      Section 422 of the
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      Code.

                   (xi) "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

                   (xii) "Option" means an Option granted under Section 6.

                   (xiii) "Option Agreement" means the written option agreement covering an Option.

                   (xiv) "Optionee" means the holder of an Option.

                   (xv) "Parent" has the meaning set forth in Section 425 of the Code.

                   (xvi) "Plan" means this Renaissance Hotel Group N.V. 1995 Stock Option Plan, as amended from time to time.

                   (xvii) "Qualified Domestic Relations Order" has the meaning set forth in Section 414 of the Code of Title I of the United States Employee Retirement Income Security Act, or the rules thereunder, and any successor statute or rule.

                   (xviii) "Stock" means the shares of Common Stock, par value
      0.01 Netherlands Guilders per share, of the Company, and any successor entity.

                   (xix) "Subsidiary" has the meaning set forth in Section 425 of the Code.

                   (xx) "Tax Date" means the date defined in Section 7.

                   (xxi) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.

            2. EFFECTIVE DATE; TERM OF PLAN. The Effective Date of this Plan shall be September 1, 1995. This Plan, shall terminate automatically ten years after its adoption by the Board, unless terminated earlier by the Board under
Section 13. No Options shall be granted after termination of this Plan but all Options granted prior to termination shall remain in effect in accordance with their respective terms.

            3. NUMBER AND SOURCE OF SHARES OF STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 9, the total number of shares of Stock with respect to which Options may be granted under this Plan is 2,250,000 shares of Stock. The shares of Stock covered by any cancelled, expired or terminated Option or the unexercised portion thereof shall become available again for grant under this Plan. If any shares of Stock are repurchased by the


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Company, the shares so repurchased shall not again be available for grant under this Plan. The shares of Stock to be issued hereunder upon exercise of an Option may consist of authorized and unissued shares or treasury shares.

            4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Board or by a committee of at least two members of the Board to which administration of this Plan is delegated by the Board, all of whom shall be Independent Directors. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, or a Subsidiary, as it deems proper.

                  The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any Options granted under this Plan shall be final and binding. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Options granted under this Plan. The Board at any time may abolish the committee and revest in the Board the administration of the Plan.

            5. PERSONS ELIGIBLE TO PARTICIPATE IN THIS PLAN. Options may be granted under this Plan to officers, key employees, consultants and directors of the Company, or a parent or a Subsidiary.

            6.    GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT.

                  (a) GRANT OF OPTIONS. The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten years from the Effective Date. The Administrator shall specify the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option. If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option. Notwithstanding the foregoing, if an Incentive Stock Option is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended Optionee is first treated as an employee of the Company, or a Subsidiary, for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the Optionee with a written Option Agreement in the form approved by the Administrator, which sets out the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions of exercise of the Option.

                  (b) TERMS AND CONDITIONS OF GRANT. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

                     (i) TYPE OF OPTION. Any Option granted under the Plan shall


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be in such form as the Administrator may from time to time approve. Incentive
Stock Options may be granted only to employees of the Company, or a Subsidiary. Subject to the foregoing, the Administrator shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

                     (ii) EXERCISE OF OPTION. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer, employee, consultant or director of the Company, or a Subsidiary, until the Vesting Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement.

                  Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that exercisability of any Incentive Stock Option granted under this Plan or otherwise to the Optionee by the Company, or a Subsidiary, would result in an Optionee being able to exercise for the first time in any calendar year Incentive Stock Options to purchase shares of Stock having a fair market value (determined as of the Grant Date) in excess of $100,000, the excess above $100,000 determined in reverse order of the Grant Date shall be automatically converted to a Nonqualified Stock Option. Notwithstanding the foregoing, the Administrator in its absolute discretion may elect a different order for determining which Incentive Stock Option shall automatically be converted to a Nonqualified Stock Option or may determine to defer the exercisability of an Incentive Stock Option or portion of an Incentive Stock Option so that in no event will Incentive Stock Options for Stock having a fair market value in excess of $100,000 (determined as of the Grant Date) become exercisable for the first time in any calendar year.

                     (iii) OPTION TERM. The term of any Option shall be fixed by the Administrator, but no Incentive Stock Option granted under this Plan may be exercised more than ten years from the Grant Date.

                     (iv) EXERCISE PRICE. The exercise price shall be at least 100% of the fair market value of the shares of Stock covered by the Option on the Grant Date, as determined in good faith by the Administrator.

                     (v) METHOD OF EXERCISE. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment in full of the exercise price. Payment may be made (A) in cash or (B) by surrender of the right to purchase a number of shares of Stock subject to the Option (to the extent then exercisable), having an aggregate Option Value (as defined below), on the date of exercise of the Option, equal to the aggregate purchase price for the shares of Stock to be purchased


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pursuant to such exercise, or (C) by delivery, at the absolute discretion of the
Administrator, of shares of Stock held by Optionee valued at their Fair Market Value (as defined below) on the date of exercise of the Option. In the absolute discretion of the Administrator, payment may be made by not less than 25% percent cash and by delivery of an interest-bearing, full recourse promissory note representing not greater than 75% percent of the exercise price. In the discretion of the Administrator, the exercise price may be paid by a combination of the foregoing. As used herein, "Option Value" means the difference between the Fair Market Value of a share of Stock and exercise price for such share. As used herein, "Fair Market Value" means the closing price of publicly traded
Stock on the national securities exchange on which the Stock is listed (if the Stock is so listed) or on the NASDAQ National Market System (if the Stock is regularly quoted on the NASDAQ National Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Administrator in good faith.

                     (vi) RESTRICTIONS ON STOCK; OPTION AGREEMENT. At the time it grants Options under this Plan, the Company may retain, for itself or others, rights to repurchase the shares of Stock acquired under the Option or impose other restrictions on such shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.

                     (vii) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, only the Optionee may exercise an Option.

                     (viii) EXERCISE AFTER TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

                              (A) TERMINATION OF EMPLOYMENT WITH CAUSE OR
VOLUNTARILY. If an Optionee ceases to be employed by, or to be a consultant or director of, the Company or a Subsidiary for Cause or voluntarily, Options held at the date of such termination (to the extent exercisable at such date) may be exercised, in whole or in part, at any time within 30 days after the date of such termination (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date).

                              (B) TERMINATION OF EMPLOYMENT WITHOUT CAUSE. If an
Optionee ceases to be employed by, or to be a consultant or director of, the Company or a Subsidiary for a reason other than Cause, Options held at the date of such termination shall become fully vested and may be exercised, in whole or in part, at any time within one (1) year after the date of such termination (but in no event after the earlier of (i) the expiration date of


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the Option as set forth in the Option Agreement, and (ii) ten years from the
Grant Date).

                              (C) DEATH OR DISABILITY. If an Optionee becomes
permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by the Company, or a Subsidiary (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, in whole or in part, at any time within one (1) year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date).

                        (ix) COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares of Stock under the federal securities laws or to take whatever other steps may be necessary to enable the shares of Stock to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the Option.

            7. PAYMENT OF TAXES. Unless the Administrator permits otherwise, the participant shall pay the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to (i) the exercise of any Option or (ii) the transfer or other disposition of shares of Stock acquired upon exercise of any Option.

                  If and to the extent authorized by the Administrator in its absolute discretion, a participant may make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 6(b)(v), (y) have shares of Stock or other securities of the Company withheld by the Company, or (z) tender shares of Stock to the Company to pay the amount of tax that the Administrator in its absolute discretion determines to be required to be withheld by the Company, subject to the following limitations:

                  (i) such election shall be irrevocable; and

                  (ii) such election shall be subject to the approval of the Administrator.


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                  Any shares of Stock so withheld or tendered shall be valued by the Company at their fair market value on the Tax Date. The right to so withhold or tender shares of Stock shall relate separately to each Option or any increment of any Option covering not less than 100 shares of Stock.

            8. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of outstanding options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the event described above or otherwise. If the outstanding shares of the Stock are increased and decreased in number or changed into or exchange for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, shall be adjusted, to the extent possible, so as to prevent dilution and without regard to any resulting tax consequences to the Optionee.

            9. DISSOLUTION, LIQUIDATION, MERGER. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or a sale of over 80% of the assets of the Company, the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, or sale exceeds the exercise price of the Option. In addition to the foregoing, in the event of a merger in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

            10. SUCCESSOR CORPORATIONS. In the event of a merger in which the Company is not the surviving corporation, the successor entity may assume the obligations under all outstanding Options.

            11. NO RIGHTS AS SHAREHOLDER OR TO CONTINUED EMPLOYMENT. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until such Optionee has acquired title to such shares. Subject to Sections 8 and 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the right to continued employment by the Company, or a Parent or a Subsidiary.


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            12. DISQUALIFYING DISPOSITIONS. If Stock acquired upon exercise of an Option is disposed of in a disqualifying disposition within the meaning of
Section 422 of the Code, the holder of the shares of Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

                  13. TERMINATION; AMENDMENT. The Board may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the right of any person under any outstanding Options without such person's consent; provided, however, that any amendment which (i) increases the number of shares of Stock available for issuance under this Plan (except as provided in Section 9), (ii) materially changes the class of persons who are eligible for the grant of Options, or (iii) materially increases the benefits accruing to participants under this Plan, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of this Plan.

                  14. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of New York; provided, however, that any issuance, transfer or repurchase of the shares of Stock or evidence of their ownership shall, to the extent required by mandatory Netherlands law, be governed by Netherlands law.


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